Exhibit 10.1
Westwood One, Inc. 2010 Equity Compensation Plan
(Amended and Restated Effective February 12, 2010)
SECTION 1. PURPOSE The purpose of the Westwood One, Inc. 2010 Equity Compensation Plan (the “Plan”) is to furnish a material incentive to Employees, officers of the Company or Affiliates, Consultants and Directors of the Company by making available to them the benefits of common stock ownership in the Company through stock options and other awards. It is believed that these increased incentives stimulate the efforts and continued success of the Company and its Affiliates, as well as assist in the recruitment of Employees, officers of the Company or an Affiliate, Consultants and Directors.
The Plan, in the form set forth herein, is effective as of the Restatement Date and is an amendment and restatement of the Westwood One, Inc. 2005 Equity Compensation Plan (the “Initial Plan”), which was initially effective on March 15, 2005, the date the Initial Plan was adopted by the Board, which adoption was thereafter approved by the Company’s stockholders on May 19, 2005.
SECTION 2. DEFINITIONS As used in the Plan, the following terms shall have the meanings set forth below:
(a)
“Affiliate” shall mean each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee. If a Participant performs services for an Affiliate that causes the Shares underlying an Option or Stock Appreciation Right to not constitute “service recipient stock” under Section 409A of the Code, such Option or Stock Appreciation Right shall be structured in a manner intended to comply with Section 409A of the Code.

(b)
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit, or any other right, interest or option relating to Shares (including, without limitation, deferred stock units and dividend equivalent rights), as determined by the Committee. The Committee may, in its discretion, permit a Participant to defer the payment or vesting of any Award solely to the extent permitted by, and in a manner that is intended to comply with, Section 409A of the Code.

(c)
“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company and the Participant.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)
“Cause” shall mean with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s dishonesty, fraud, moral turpitude or willful misconduct, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

(f)	“Change in Control” shall mean the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Gores Group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act,), directly or indirectly, of a majority of the Equity Interests of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis;

(b) during any period of 12 consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that Board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that Board or equivalent governing body was approved by Gores Group (so long as Gores Group holds a majority of the outstanding Equity Interests of the Company) or by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body or (iii) whose election or nomination to that Board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that Board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board); or

(c) the consummation of any other transaction involving a significant issuance of the Company’s securities, a change in the composition of the Board or equivalent governing body of the Company or other material event that the Board determines to be a Change in Control for purposes of this Section.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change in Control shall be deemed to have occurred if (1) a Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control and which proposal (including any modifications thereof) is ultimately successful, (2) the Participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (1) above; or (3) to the extent that an Award is subject to Section 409A of the Code, such event is not considered to be a “Change in Control Event” for purposes of Section 409A of the Code.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)
“Committee” shall mean the Compensation Committee of the Board or such other persons or committee (or subcommittee) to which it has delegated any authority under this Plan, as may be appropriate. The Committee shall consist solely of directors serving on the Board. Notwithstanding the foregoing, with respect to Awards intended to satisfy the exemption for performance-based compensation under Section 162(m) of the Code or the exemption from the short-swing profit recovery rules under Rule 16b-3 promulgated under the Exchange Act, the Committee or subcommittee shall consist of two or more directors each of whom shall qualify as: (i) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act; (ii) an “outside director” for purposes of Section 162(m) of the Code; and (iii) if the Company is listed on a national securities exchange, an “independent director” as defined under the rules of the applicable national securities exchange. Notwithstanding anything herein to the contrary, the Board may, in its discretion, act as the Committee under this Plan with respect to any grants of Awards to Directors. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 promulgated under the Exchange Act or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(i)
“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate, which are not in connection with the offer and sale of securities in a capital-raising transaction.

(j)	“Company” shall mean Westwood One, Inc., a Delaware corporation.

(k)	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(l)	“Director” shall mean a member of the Board of the Company or any of its Affiliates who is not an employee of the Company or any Affiliate.

(m)
“Employee” shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company.

(n)
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)
“Fair Market Value” shall mean, with respect to Shares, as of any date, the last sales price reported for the Shares on the applicable date as reported on the applicable national securities exchange for that date or, if no prices are reported for that date, the last sales price reported on the next date for which such prices were reported, unless otherwise determined by the Committee. For purposes of the exercise of any Stock Appreciation Right the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable national securities exchange is open, the last sales price reported on the next date for which such prices were reported. Notwithstanding anything herein to the contrary, if at the time of grant or other applicable event, the Shares are not then listed on a national securities exchange that is an established securities market for purposes of Section 409A of the Code, “Fair Market Value” shall mean, such value as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable.

(q)
“Gores Group” shall mean Gores Radio and any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, Gores Radio. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(r)	“Gores Radio” shall mean Gores Radio Holdings, LLC, a limited liability corporation organized under the laws of Delaware.

(s)	“Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(t)	“Nonqualified Stock Option” shall mean either an Option granted under Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.

(u)
“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(v)	“Parent” shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

(w)
“Participant” shall mean an Employee, an officer of the Company or an Affiliate, Consultant or Director who is selected by the Committee from time to time in their sole discretion to receive an Award under the Plan.

(x)	“Performance Award” shall mean any Award of Performance Shares granted under the Plan which has performance criteria.

(y)	“Performance Goal” shall have the meaning set forth in Section 11.

(z)
“Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(aa)
“Performance Share” shall mean any grant pursuant to Section 11 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(bb)
“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(cc)	“Restatement Date” shall mean the date the Board approves the amendment and restatement of the Initial Plan as set forth herein, subject to stockholder approval.

(dd)
“Retirement” shall mean: (i) with respect to an Employee or an officer of the Company or an Affiliate, a voluntary Termination after the attainment of any combination of an Employee’s or officer’s age and years of continuous service with the Company or an Affiliate that is greater than 70 or such other date as approved by the Committee; or (ii) with respect to a Director, the failure to stand for reelection or the failure to be reelected after a Director has attained age 75 or five years of continuous service or such other date as approved by the Committee.

(ee)
“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, hypothecate, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends or performance restriction), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ff)	“Restricted Stock Award” shall mean an award of Restricted Stock under Section 7.

(gg)	“Restricted Stock Unit” shall mean an award under Section 9.

(hh)	“Section 162(m) Performance Goals” shall have the meaning set forth in Section 11.

(ii)	“Shares” shall mean the shares of common stock of the Company.

(jj)
“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 8 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in connection with an adjustment provided in Section 4, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(kk)	“Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

(ll)	“Ten Percent Stockholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its Parent.

(mm)
“Termination” shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Notwithstanding the foregoing, the Committee may otherwise define Termination in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination thereafter.

(nn)
“Termination of Consultancy” shall mean that the Consultant is no longer acting as a consultant to the Company or an Affiliate, except that if the Consultant becomes an Employee, officer of the Company or an Affiliate, or a Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee, officer of the Company or an Affiliate, or a Director.

(oo)
“Termination of Directorship” shall mean that the Director is no longer acting as a director of the Company or an Affiliate; except that if the Director becomes an Employee, officer of the Company or an Affiliate, or a Consultant upon the termination of his or her directorship, unless otherwise determined by the Committee, no Termination of Directorship shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee, officer of the Company or an Affiliate, or a Director.

(pp)
“Termination of Employment” shall mean a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates, except that if the Employee becomes an officer of the Company or an Affiliate, a Consultant or a Director upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such time as Eligible Employee is no longer an officer of the Company or an Affiliate, an Employee, a Consultant or a Director.

SECTION 3. ADMINISTRATION
The Committee shall administer the Plan. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees, officers of the Company or an Affiliate, Consultants and Directors to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant in a manner intended to comply with Code Section 409A; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. To the extent permitted by law, the Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code or Awards granted to Participants who are subject to Section 16 of the Exchange Act. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.
The Committee shall be authorized to make adjustments in Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. Except as provided in Section 11, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 of the Exchange Act and Sections 162(m) and, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.
The Committee may include in any Award Agreement restrictions and conditions that provide for the forfeiture of any Award or permits the Company to recover amounts from Participants who engage in detrimental activity (as defined in the Award Agreement).
SECTION 4. SHARES SUBJECT TO THE PLAN
Subject to adjustment, 2,650,000 Shares shall be authorized for issuance of Awards granted under the Plan (which includes, without limitation, Shares that were authorized for issuance under the Plan prior to the amendment and restatement of the Initial Plan). For purposes of determining the Share reserve under this Section 4, each Share issued pursuant to an Award of Restricted Stock, Performance Awards, Restricted Stock Units or deferred stock units shall count as three Shares.

Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.
The maximum number of Shares subject to any Option, Stock Appreciation Right or any equity-based Award that is intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code that may be granted to each Participant shall not exceed 1,000,000 Shares (subject to adjustment as provided below) during any one year period, of which up to 350,000 (subject to adjustment as provided below) may be used for Restricted Stock, Restricted Stock Units, deferred stock units and equity-based Performance Awards that are intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. With respect to non-equity based Performance Awards settled in cash that are intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the maximum amount that may be paid to each Participant during each fiscal year of the Company with respect to such Awards is $5,000,000.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate in good faith, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option that would constitute a modification within the meaning of Section 424(h)(3) of the Code or to an Option that would constitute a modification within the meaning of Section 409A of the Code.
If an Award should expire, become forfeited or become unexercisable for any reason without having been exercised or nonforfeitable in full, the unpurchased shares that are subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.
The number of Shares available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any Shares used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase Shares on the open market for reuse under the Plan.
SECTION 5. ELIGIBILITY
Awards may be granted to eligible Employees, officers of the Company or an Affiliate, Consultants and Directors, as determined by the Committee in its sole discretion. Incentive Stock Options may be granted only to Employees or officers of the Company, the Parent or a Subsidiary.
Each Option shall be designated in the Award Agreement either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess shall be treated as a separate Nonqualified Stock Option.
The Plan shall not confer upon any Participant any right with respect to continuation of employment, consulting or directorship relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment, consulting or director relationship at any time, with or without cause.

SECTION 6. STOCK OPTIONS
Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:
The Option price per Share shall be determined by the Committee on the date of grant, but shall not be not less than the Fair Market Value of the Shares on the date the Option is granted; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the Option price per Share shall be no less than 110% of the Fair Market Value of the Shares on the date the Option is granted. The Award Agreement shall state the number of Shares subject to the Option and the vesting term, as determined by the Committee. The exercisability period for Incentive Stock Options shall not exceed ten years from the grant date, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five years. A Nonqualified Stock Option may be exercisable for a period of up to ten years. Subject to Section 11, the Committee may in its discretion make any Options exercisable.
All Options shall terminate upon their expiration, their surrender, upon breach by the Participant of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.
Options shall be exercisable only to the extent the Participant is vested therein, subject to any restriction that the Committee shall determine and be specified in the Award Agreement. Unless otherwise determined by the Committee, an Option will be deemed exercised by the Participant, or in the event of death, an option shall be deemed exercised by the estate of the Participant, or by a person who acquired the right to exercise such option by bequest or inheritance, upon delivery of (i) a written notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the Option price as follows: (1) in cash or by check, bank draft or money order payable to the order of the Company; (2) solely to the extent permitted by applicable law, if the Common Stock is traded on any national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (3) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Options or by payment in full or in part in the form of Shares for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Shares on the payment date as determined by the Committee). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.
Except as otherwise provided herein or unless otherwise determined by the Committee at grant, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination. The Option shall also be subject to such other terms and conditions, as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued hereunder with respect to Incentive Stock Options.
Unless otherwise determined by the Committee at grant, all Options granted to a Participant (other than a Director) will vest in accordance with the vesting schedule provided in the Award Agreement, and upon such Participant’s Termination, all then vested Options will remain exercisable as follows, subject to the original stated term of the Option: (i) three years in the event of Retirement; (ii) one year in the event of the Participant’s death (in which case the Participant’s estate or legal representative may exercise such Option); or (iii) three months for any other Termination (other than for Cause).
Unless otherwise determined by the Committee at grant, all Options granted to a Director shall vest as follows: (i) one-third on each anniversary of the grant date, provided that the Participant remains a Director on each applicable vesting date; and (ii) all outstanding Options shall immediately vest upon Retirement, failure to be re-elected or death.
Unless otherwise determined by the Committee at grant, upon a Director’s Termination all then vested Options shall remain exercisable as follows, subject to the original stated term of the Option: (i) five years in the event of the Retirement of a Director; or (ii) one year in the event of the Participant’s death (in which case the Participant’s estate or legal representative may exercise such Option), voluntary resignation that is not considered Retirement or failure to be re-elected.
To the extent that the Participant was not entitled to exercise the Option at the date of such Termination, or if Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.
Unless otherwise determined by the Committee at grant, in the event of a Termination for Cause, all outstanding Options (whether vested or unvested) shall immediately terminate upon such Termination.

Subject to the terms and conditions and within the limitations of the Plan, the Committee may, in its sole discretion (i) modify, extend or renew outstanding Options (provided that the rights of a Participant are not reduced without his or her consent and provided that such action does not extend the Option beyond its stated term), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with the fourth paragraph of Section 4), unless such action is approved by the stockholders of the Company.
SECTION 7. RESTRICTED STOCK
A Restricted Stock Award shall be subject to restrictions (if any) imposed by the Committee at the time of grant for a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Restricted Stock grant shall also be subject to such other terms and conditions, as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.
Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.
Except as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restriction Period, including the right to receive or reinvest dividends with respect to such Shares (which may be subject to the same restrictions as the Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Awards of Restricted Stock except as the Committee, in its sole discretion, shall otherwise determine to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.
During the Restriction Period, the recipient of such Award shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.
The Restricted Stock Award Agreement shall contain such other terms, provisions and conditions, not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Award Agreement need not be the same with respect to each Participant.
The Committee shall establish the vesting schedule (if any) applicable to Restricted Stock granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Stock and/or any applicable Performance Goal (as defined in Section 11) requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Award Agreement. The Committee may also condition the grant of Restricted Stock upon the attainment of Performance Goals. Any Restricted Stock Award that is intended to comply with the “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) Performance Goals and Sections 11 and 13 hereof.
Unless otherwise determined by the Committee at grant, upon a Participant’s Termination for any reason during the Restriction Period, all unvested Restricted Stock shall be forfeited.

SECTION 8. STOCK APPRECIATION RIGHTS
Stock Appreciation Rights may be granted hereunder to any Participant, either alone (“freestanding”) or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Any Stock Appreciation Right related to a Nonqualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall be exercisable only at such time and to the extent of the related Option and shall terminate and no longer be exercisable upon the Termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until and then only to the extent the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. The Committee may impose such terms and conditions or restrictions on the grant of any Stock Appreciation Right, as it shall deem advisable or appropriate; provided that a freestanding Stock Appreciation Right shall not have an exercise price less than Fair Market Value of a Share on the date of grant or a term of greater than ten years.
SECTION 9. RESTRICTED STOCK UNITS
Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant Restricted Stock Units under the Plan, it shall determine the conditions and restrictions related to the Award, including the Restricted Unit Period (as defined below) applicable to the Award, the imposition, if any, of any performance—based condition (including attainment of Performance Goals) or other restriction on the Award, the number of Restricted Stock Units, which shall be set forth in an Award Agreement.
With respect to an Award of Restricted Stock Units, which becomes nonforfeitable due to the lapse of time, the Committee shall prescribe in the Award Agreement, the period in which such Restricted Stock Unit becomes nonforfeitable (the “Restricted Unit Period”). Notwithstanding any provision to the contrary, the Restricted Stock Unit, which becomes nonforfeitable due to the satisfaction of certain pre-established performance-based objectives or any other conditions imposed by the Committee, the measurement date of whether such performance-based objectives or other conditions have been satisfied shall be a date no earlier than the first anniversary of the date of the award.
The Committee may also condition the grant of Restricted Stock Units upon the attainment of Performance Goals. Any Restricted Stock Unit Award that is intended to comply with the “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) Performance Goals and Sections 11 and 13 hereof.
A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Awards provided that the Award Agreement may provide for payments in lieu of dividends to such Participant.
Awards that are valued by reference to, or are otherwise based on, Shares may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and Restricted Stock Units shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Restricted Stock Units may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, officers of the Company or an Affiliate, Directors or Consultants to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any Restricted Stock Unit Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Restricted Stock Unit Awards granted under the Plan shall have a vesting period of not less than one year.
Solely to the extent permitted by the Committee and pursuant to Section 409A of the Code, a Participant may elect to defer the payment of Restricted Stock Units in a manner that is intended to comply with Section 409A of the Code, as determined by the Committee in its sole discretion. Any Restricted Stock Unit Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Restricted Stock Unit Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Section 162(m) of the Code.
Shares subject to Awards granted under this Section 9 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

SECTION 10. FURTHER ELECTIONS
Each Director may elect to have all or any portion of their director compensation (as determined by the Committee) to be received in the form of deferred Shares at the discretion of the Committee. Such election must be made in writing subject to the rules prescribed by the Committee, which shall be designed in a manner intended to comply with Section 409A of the Code. If a Participant elects to receive deferred Shares, the Company on account will hold such Shares for the Participant and the deferred Shares will be maintained on behalf of the Director until the period the Participant has elected in accordance with Section 409A of the Code. The period of deferral will be for a minimum of one year. During the deferral period, the Participant will have no right to sell, transfer, pledge, hypothecate or assign any rights under his or her deferred Shares and will have no other rights of ownership therein.
SECTION 11. PERFORMANCE AWARDS
Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner intended to comply with Section 409A of the Code. Any Performance Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such referral being deemed as an “increase in the amount of compensation” under Section 162(m) of the Code. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee or officer of the Company or an Affiliate is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 13.
Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals (the “Section 162(m) Performance Goals”): enterprise value or value creation targets of the Company, Operating Income before Depreciation and Amortization, Operating Income, Free Cash Flow, Net Income, Net Income Per Share, Revenues, earnings per share, total shareholder return, return on equity, share price, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, operating margin, or any combination thereof, or in reference to other companies or indices. In addition, for any Awards not intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the “Performance Goals”). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, or measured relative to selected peer companies or a market index.
The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code in any manner that would adversely affect the treatment of such Award.
In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participant’s Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. With regard to an Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. All determinations that the Committee makes pursuant to this Section shall be conclusive and binding on all persons for all purposes.

SECTION 12. CHANGE IN CONTROL PROVISIONS
Unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, upon a Change in Control, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:
(i)
Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in its sole discretion, and restrictions to which any Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Shares on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution; provided further, that any such award shall be done in a manner intended to comply with, or be exempt from, Code Section 409A. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options and Non-Qualified Stock Options, any assumed or substituted Incentive Stock Option and Non-Qualified Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 and Treasury Regulation § 1.409A-1(b)(5)(v) and any amendments thereto, respectively.

(ii)
The Committee, in its sole discretion, may provide for the purchase or cancellation of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the Shares covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 12, Change in Control Price shall mean the price per Share paid in any transaction related to a Change in Control of the Company.

(iii)	The Committee may, in its sole discretion, provide for the cancellation of any Awards without payment, if the Change in Control Price is less than the exercise price of such Award; and

(iv)	Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.
Notwithstanding any other provision of the Plan, in the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Shares by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Awards effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this paragraph, then the other provisions of this Section 12 shall apply, as determined by the Committee.
SECTION 13. CODE SECTION 162(m) PROVISIONS
Notwithstanding any other provision of the Plan, if the Committee determines at the time, a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.
If a Performance Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Section 162(m) Performance Goals.
The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13, as it may deem necessary or appropriate to ensure that such Awards qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

Notwithstanding the foregoing, if any Award is intended to comply with the “performance based” compensation exception under Section 162(m)(4)(C) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Section 162(m) Performance Goals, the Committee shall establish such goals and the applicable number of Awards to be granted or the applicable vesting percentage of the Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Section 162(m) Performance Goals are substantially uncertain in accordance with Section 162(m) of the Code.
SECTION 14. AMENDMENTS AND TERMINATION
The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with applicable law or stock exchange rules (including without limitation, Section 162(m) of the Code and with respect to Incentive Stock Options, Section 422 of the Code), or (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award. Notwithstanding the foregoing, the Committee may amend this Plan and any Award Agreement to comply with applicable law, including, without limitation, Section 409A of the Code and may amend any Award Agreement at any time without a Participant’s consent.
The Committee may delegate to another committee (or subcommittee), as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee (or subcommittee) deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, granting Awards, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.
SECTION 15. DIVIDENDS
Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; provided, however, that the dividend equivalents are structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.
SECTION 16. GENERAL PROVISIONS
(a)
The Committee shall determine and set forth in an Award Agreement the terms and conditions of each Award. Each Agreement (i) shall state the date of grant and the name of the Participant, (ii) shall specify the terms of the Award, (iii) shall be signed by a person designated by the Committee and, if so required by the Committee, by the Participant, (iv) shall incorporate the Plan by reference and (v) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Award Agreements relating to an Award in a jurisdiction outside of the United States (i) to comply with the laws or such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Subsidiary, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

(b)
An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

(c)
No Participant shall have the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(d)	No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

(e)
The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless the Committee shall have acted to grant such Award and, to the extent required by the Committee, such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

(f)
Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s service at any time, with or without cause.

(g)
All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)
No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(i)
This Plan is intended to constitute an “unfunded” plan and nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(j)
The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award. At the discretion of the Committee, any statutorily required withholding obligation with regard to any Participant may be satisfied by reducing the number of Shares otherwise deliverable pursuant to an Award. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

(k)
Nothing contained in the Plan shall prevent the Committee or the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(l)
Any Award may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of any applicable national securities exchange for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(m)
If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(n)
Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or officers of the Company or an Affiliate employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or officers of the Company or an Affiliate on assignments outside their home country.

(o)
If approved by the Committee in its sole discretion, an absence or leave of an Employee (or officer of the Company or an Affiliate) because of military or governmental service, disability or other reason shall not be considered an interruption of service for any purpose under the Plan.

SECTION 17. TERM OF PLAN
The Plan shall terminate on the tenth anniversary of the Restatement Date, unless sooner terminated by the Board pursuant to Section 14, provided that Awards granted prior to such anniversary may extend beyond such date; provided that no Award (other than Options or Stock Appreciation Rights) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first stockholder meeting that occurs in the fifth year following the year of stockholder approval of the Plan, as amended and restated herein, unless and until the Performance Goals are reapproved (or other designated performance criteria are approved) by the Company’s stockholders. In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.

SECTION 18. COMPLIANCE WITH SECTION 16
With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.
SECTION 19. SECTION 409A OF THE CODE
Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.